EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the _____ day of ________, 2000 (the "Effective Date"), between International Cosmetics Marketing, Inc., a Florida corporation, whose principal place of business is 6501 N.W. Park of Commerce Blvd., Suite 205, Boca Raton, FL 33487 and any of its successors or affiliated companies (collectively, the "Company") and William Wirch, an individual whose address is 10274 Trailwood Lane, Jupiter, FL 33478 (the "Employee").

                                    RECITALS

         WHEREAS, the Company is a Florida corporation and is principally engaged in the business of marketing, distributing and selling consumer products (the "Business").

         WHEREAS, the Company desires to employ the Employee and the Employee desires to enter into the employ of the Company.

         WHEREAS, the Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business.

         WHEREAS, the Employee, by virtue of the Employee's employment with the Company, will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base and product sources and pricing.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. Authority and Power During Employment Period.

            a. Duties and Responsibilities. During the term of this Agreement, the Employee shall serve as Executive Vice President and Chief Operating Officer of the Company and shall have such responsibilities and duties as are customarily undertaken by individuals in similar positions as are requested by the Company's Board of Directors.

            b. Time Devoted. Throughout the Term of the Agreement, the Employee shall devote substantially all of the Employee's business time and attention to the business and affairs of the Company consistent with the Employee's position with the Company, except for reasonable vacations and except for illness or incapacity.

         4. Term. The Term of employment hereunder will commence on the Effective Date as set forth above and end three (3) years from the Effective Date, unless this Agreement shall have been earlier terminated pursuant to
Section 6 of this Agreement.

         5. Compensation and Benefits.

            a. Salary. The Employee shall be paid a base salary, payable in accordance with the Company's policies from time to time for salaried employees, at the rate of Ninety-Six Thousand Dollars ($96,000) per annum for the first year, which salary for the second and third year shall be mutually determined by the parties no later than 90 days prior to the expiration of the first and second year, respectively.

            b. Options. The Employee is granted 150,000 options (the "Options") to purchase shares of the Company's Common Stock at an exercise price of $2.50 per share. Such Options are granted under the Company's 1997 Stock Option Plan and pursuant to the form of Option attached hereto as Exhibit A and incorporated herein by such reference. The Options shall be exercisable for a five (5) year period from the date of vesting and shall vest, subject to continued employment of the Employee, (A) 50,000 Options on the date of this Agreement, (B) 50,000 Options one year following the date of this Agreement, and (C) 50,000 Options two years following the date of this Agreement.

            In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a merger, stock exchange or other form of business combination (the "Business Combination"), the result of which being that the shareholders of the Company will own, after consummation of such Business Combination, less than 49% of the then outstanding voting securities of the Company, then, in such event, on the effective date of either the sale of all or substantially all of the Company's assets or a Business Combination, all Options not theretofore vested shall immediately vest and become exercisable.

            c. Additional Options.

               i. The Employee shall be granted up to 150,000 Options to purchase shares of the Company's Common Stock at the Fair Market Value (as hereinafter defined) of the Company's Common Stock on the trading day immediately preceding the date of grant. Such Options will be granted under the Company's 1997 Stock Option Plan and pursuant to the form of Option attached hereto as Exhibit A and incorporated herein by such reference. The Options shall be granted and immediately exercisable for a five (5) year period from the date of grant, subject to continued employment of the Employee as follows: (a) 75,000 Option two years following the date of this Agreement; and (b) 75,000 Options three years following the date of this Agreement.

               ii. For the purposes of this Agreement, "Fair Market Value" shall be equal to the closing bid price of the Company's Common Stock as reported on the OTC Bulletin Board or the primary exchange on which the Company's Common Stock shall be quoted.

            d. Employee Benefits. The Employee shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to salaried employees including, but not limited to, stock option plans, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.

            e. Vacation. During each fiscal year of the Company, the Employee shall be entitled to such amount of vacation as determined by the Board of Directors of the Company consistent with the Employee's position and length of service to the Company.

         6. Consequences of Termination of Employment.

            a. Disability. In the event of the Employee's disability, the Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for its salaried employees. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event
(A) the Employee is unable by reason of sickness or accident, to perform his duties under this Agreement for an aggregate of 90 days in any 12-month period or 45 consecutive days, or (B) the Employee has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

            b. Termination by the Company for Cause.

               i. Nothing herein shall prevent the Company from terminating the Employee for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6(b). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

               ii. "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (1) constituting a felony under the laws of the United States or any state thereof; or (2) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; or (E) any assignment of this Agreement by the Employee in violation of
Section 13 of this Agreement.

               iii. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct described in
(ii) above. Notwithstanding, anything contained herein to the contrary, this Agreement may be terminated (i) at any time upon the mutual written consent of the Company and the Employee; or (ii) by either party giving 30 days' prior written notice to the other party. During such 30 day period, the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement.

                  c. Death. In the event of the death of the Employee during the Term of the Agreement, compensation shall be paid to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee for a period of thirty (30) days from and after the date of death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

               7. Covenant Not to Compete and Non-Disclosure of Information.

                  a Covenant Not to Compete. The Employee acknowledges and recognizes the highly competitive nature of the Company's Business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients and the Company's Sources (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following:

                       i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor

(other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

                       ii. That during the Restricted Period and within the Restricted Area, the Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                       iii. That during the Restricted Period and within the Restricted Area, the Employee will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business employs or seeks to employ such person) employed by the Company.

                       iv. That during the Restricted Period the Employee will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any supplier, customer, employee or agent of the Company.

                  b. Non-Disclosure of Information. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, Company Sources, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients and the Company's Sources (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's Business is conducted, the Employee agrees that all Proprietary Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company shall be considered confidential.

         In recognition of this fact, the Employee agrees that the Employee, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Employee or that come into the Employee's possession during the Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notices provision (Section 9) of this Agreement.

                 c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof including, but not limited to: papers; email; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                 d. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

                 e. Company's Sources. The "Company's Sources" shall be deemed to be any person, partnership, corporation, professional association or other organization from whom the Company has, before and during the term of this Agreement, directly or indirectly purchased products from time to time.

                 f. Restrictive Period. The "Restrictive Period" shall be deemed to be eighteen (18) months following termination or expiration of this Agreement.

                 g. Restricted Area. The Restricted Area shall be deemed to mean within Broward County, Dade County, Monroe County and Palm Beach County, Florida and within any other county of any state in which the Company is providing service at the time of termination.

                 h. Business Activities. "Business Activities" shall be deemed to include the Business, any business activities concerning marketing, distributing and selling skin care, nutritional and other consumer products provided by the Company and any additional activities which the Company or any of its affiliates may engage in during the term of this Agreement.

                 h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7a and 7b are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.

                 i. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7a and 7b shall survive the termination of this Agreement and the Employee's employment with the Company.

                 j. Remedies.

                    i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of
Section 7a or 7b herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach or threatened breach by the Employee of any of the provisions of Section 7a or 7b, the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                    ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7a or 7b and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

                  8. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

                  9. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

                 10. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

                  11. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

                 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

                 13. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

                 14. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

                 15. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

                 16. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

                 17. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

                 18. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

                 19. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

                  20. Venue. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 17th Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

                 21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

                  22. Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, International Cosmetics Marketing Co. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   International Cosmetics Marketing Co.

                                   By:  /s/ Stephanie McAnly
                                        ---------------------------
                                        Stephanie McAnly, President

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         Signature                               Title                              Date
         ---------                               -----                              ----
/s/ Stephanie McAnly                   Director and President                   March 28, 2000
-----------------------------
Stephanie McAnly

/s/ Sonny Spoden                       Director, Chief Financial Officer
-----------------------------          and Principal Accounting Officer         March 28, 2000
Sonny Spoden

/s/ William Wirch                      Director and Chief Operating
----------------------------           Officer                                  March 28, 2000
William Wirch
